EXHIBIT 32

                          CERTIFICATION OF 10-K REPORT
                                       OF
                            PACER HEALTH CORPORATION
                      FOR THE YEAR ENDED DECEMBER 31, 2003

1. The undersigned is the Chief Executive Officer and the Chief Financial Officer of Pacer Health Corporation. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the 10-KSB Report of Pacer Health Corporation for the year ended December 31, 2003.

2. I certify that such 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of Pacer Health Corporation.

This Certification is executed as of April 14, 2004.

                                  /s/  Rainier Gonzalez
                                  ------------------------
                                  Rainier Gonzalez
                                  President (Principal Executive Officer and
                                  Principal Accounting Officer) and
                                  Director